MOH Reports Second Quarter 2018 Results

July 31, 2018

News Release

Contact:
Ryan Kubota
Investor Relations
562-435-3666, ext. 119057

MOLINA HEALTHCARE ANNOUNCES SECOND QUARTER 2018 RESULTS AND INCREASES FISCAL YEAR 2018 GUIDANCE

•	Net income of $3.02 per diluted share on a GAAP basis in the second quarter of 2018, compared with $1.64 per diluted share in the first quarter of 2018

•	Second quarter 2018 results include a net benefit of $0.83 per diluted share for non-run rate items, primarily relating to the 2017 Marketplace risk adjustment

•	Premium revenue increases $191 million, or 4.4%, in the second quarter of 2018 compared with the first quarter of 2018

•	Medical care ratio of 85.3% in the quarter

•	General and administrative expense ratio of 6.9% in the quarter

•	Net profit margin of 4.1% in the quarter and 3.2% year to date

•	2018 guidance increases by $3.00 per diluted share at the midpoint to a range of $7.15 - $7.35 net income per diluted share on a GAAP basis

•	2018 guidance includes the net benefit of $0.96 per diluted share for the non-run rate items recorded in the first half of the year
Long Beach, California (July 31, 2018) - Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the second quarter of 2018.
“Our second quarter results are a strong indication that the early stages of our margin recovery and sustainability plan are working,” said Joe Zubretsky, President and Chief Executive Officer. “Our focus on managed care fundamentals and a more rigorous performance management process is reflected in our improved earnings.”
We believe that the sequential comparison of our 2018 second quarter performance with our 2018 first quarter performance is the most useful indicator of our business progress. Significant items impacting the quarter are presented in a table later in this press release.
Second Quarter of 2018 Compared With First Quarter of 2018
Net income increased to $202 million, from $107 million in the first quarter of 2018. Net income per diluted share increased to $3.02, from $1.64 in the first quarter of 2018.
Overall, the medical care ratio improved to 85.3%, from 86.1% in the first quarter of 2018. Excluding the combined benefit of the 2017 Marketplace risk adjustment and cost sharing reduction (CSR) reimbursement, the medical care ratio would have been 87.0% in the second quarter of 2018, compared with 87.2% in the

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MOH Reports Second Quarter 2018 Results

July 31, 2018

first quarter of 2018. The sequential improvement in the overall medical care ratio was due to a decrease in the Medicaid medical care ratio partially offset by a seasonally higher Marketplace medical care ratio.

•
The Medicaid medical care ratio decreased to 89.8%, from 90.8% in the first quarter of 2018. Improved performance at the Washington, California, Texas, New Mexico and Illinois health plans, partially offset by a decline in performance at the Ohio and Florida health plans, drove the decrease in the medical care ratio for Medicaid.

•
The Marketplace medical care ratio increased to 57.4%, from 50.6% in the first quarter of 2018. Excluding the combined net benefit of the 2017 risk adjustment and CSR, the Marketplace medical care ratio would have been 68.4% in the second quarter of 2018, compared with 63.5% in the first quarter of 2018.

The general and administrative (G&A) expense ratio decreased to 6.9%, from 7.6% in the first quarter of 2018, due to increased revenue and continuing G&A cost containment. Excluding the impact of Marketplace broker commissions and exchange fees in both periods, the G&A ratio decreased to 6.2%, from 6.8% in the first quarter of 2018.
Renewal of Medicaid Contracts
Year to date in 2018, we renewed Medicaid contracts in Washington, Florida and Puerto Rico as follows:

•
In May 2018, our Washington health plan was selected to negotiate and enter into a managed care contract for the eight remaining regions of the state’s Apple Health Integrated Managed Care program, in addition to the two regions previously awarded to us. As of June 30, 2018, we served approximately 742,000 Medicaid members in Washington.

•
In June 2018, our Florida health plan was awarded Medicaid Managed Care contracts in Regions 8 and 11 of the Florida Statewide Medicaid Managed Care Invitation to Negotiate, beginning in 2019. As of June 30, 2018, we served approximately 96,000 Medicaid members in those regions.

•
In July 2018, our Puerto Rico health plan was selected to be one of the organizations to administer the Commonwealth’s new Medicaid Managed Care contract. Services under the new contract, currently expected to begin on November 1, 2018, would cover the entire island. As of June 30, 2018, we served approximately 326,000 Medicaid members in the East and Southwest regions of Puerto Rico.

Capital Plan Progress
In the second quarter of 2018, we repaid $300 million outstanding under the revolving credit facility. In addition, we repaid $96 million aggregate principal amount of our 1.125% cash convertible senior notes due 2020 and entered into privately negotiated termination agreements to terminate the respective portions of the call options and warrants. Year to date, we have reduced the principal amount of outstanding debt by $493 million.
Sale of Molina Medicaid Solutions Segment
In June 2018, we entered into a definitive agreement to sell Molina Medicaid Solutions (MMS) to DXC Technology Company. The divestiture, expected to close in the third quarter of 2018, is subject to the satisfaction of customary closing conditions and the receipt of certain third party consents and regulatory approvals. We expect the net cash selling price for the equity interests of MMS to approximate $220 million after certain adjustments.
Second Quarter of 2018 Compared With Second Quarter of 2017
Net income for the second quarter of 2018 was $202 million, compared with a net loss of $230 million for the second quarter of 2017. Net income per diluted share was $3.02 for the second quarter of 2018 compared with net loss per diluted share of $4.10 reported for the second quarter of 2017. In the second quarter of 2017, we recorded significant medical care costs relating to prior year dates of service in excess of historical expectations, and Marketplace-related premium deficiency reserves and changes in estimates relating to prior year dates of service. In addition, we recorded significant impairment and restructuring charges.

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MOH Reports Second Quarter 2018 Results

July 31, 2018

2018 Revised Guidance
The following table summarizes 2018 Revised Guidance (1):

Premium revenue	~ $17.5B
Service revenue	~ $475M
Premium tax revenue	~ $415M
Health insurer fees reimbursed	~ $325M
Investment income and other revenue	~ $125M
Total revenue	~ $18.8B
Medical care costs	~ $15.2B
Medical care ratio (2)	~ 87%
Cost of service revenue	~ $430M
General and administrative expenses	~ $1.4B
G&A ratio (3)	~ 7.4%
Premium tax expenses	~ $415M
Health insurer fees	~ $345M
Depreciation and amortization	~ $100M
Restructuring and separation costs	~ $30M
Interest expense and other income, net	~ $140M
Income before income taxes	$730M - $745M
Net income	$471M - $484M
EBITDA (4)	$968M - $985M
Effective tax rate	35% - 36%
Net profit margin (3)	2.5% - 2.6%
Diluted weighted average shares	~ 65.9M
Net income per share	$7.15 - $7.35
Adjusted net income per share (4)	$7.39 - $7.59
End-of-year Marketplace membership	354,000
End-of-year Medicaid and Medicare membership	3,569,000
__________________

(1)
All amounts are estimates; actual results may differ materially. See the Company’s risk factors as discussed in its 2017 Form 10-K and other filings and the statements below in this press release after the heading “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.”

(2)	Medical care ratio represents medical care costs as a percentage of premium revenue.

(3)	G&A ratio represents general and administrative expenses as a percentage of total revenue. Net profit margin represents net income as a percentage of total revenue.

(4)	See reconciliation of non-GAAP financial measures at the end of this release.

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MOH Reports Second Quarter 2018 Results

July 31, 2018

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s second quarter 2018 results at 8:00 a.m. Eastern time on Wednesday, August 1, 2018. The number to call for the interactive teleconference is (877) 883-0383 and entering confirmation number 7567890. A telephonic replay of the conference call will be available through Wednesday, August 8, 2018, by dialing (877) 344-7529 and entering confirmation number 10121865. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.
About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 4.1 million members as of June 30, 2018. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release contains “forward-looking statements” regarding the Company’s 2018 revised guidance, as well as its plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited to, the following:

•	the success of the Company’s profit improvement and maintenance initiatives, including the timing and amounts of the benefits realized, and administrative and medical cost savings achieved;

•	the numerous political and market-based uncertainties associated with the Affordable Care Act (the “ACA”) or “Obamacare;”

•
the market dynamics surrounding the ACA Marketplaces, including but not limited to uncertainties associated with risk adjustment requirements, the potential for disproportionate enrollment of higher acuity members, the discontinuation of premium tax credits, and the adequacy of agreed rates;

•
subsequent adjustments to reported premium revenue based upon subsequent developments or new information, including changes to estimated amounts payable or receivable related to Marketplace risk adjustment;

•	effective management of the Company’s medical costs;

•	the Company’s ability to predict with a reasonable degree of accuracy utilization rates, including utilization rates associated with seasonal flu patterns or other newly emergent diseases;

•
significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria;

•	the full reimbursement of the ACA health insurer fee, or HIF;

•
the success of the Company’s efforts to retain existing or awarded government contracts, including those in New Mexico and Texas, and those for Regions 8 and 11 in Florida, including the success of any protest filings or defenses;

•
the Company’s ability to manage its operations, including maintaining and creating adequate internal systems and controls relating to authorizations, approvals, provider payments, and the overall success of its care management initiatives;

•	the Company’s ability to consummate and realize benefits from divestitures and acquisitions, including the timely closing of the MMS divestiture;

•
the Company’s receipt of adequate premium rates to support increasing pharmacy costs, including costs associated with specialty drugs and costs resulting from formulary changes that allow the option of higher-priced non-generic drugs;

•	the Company’s ability to operate profitably in an environment where the trend in premium rate increases lags behind the trend in increasing medical costs;

•
the interpretation and implementation of federal or state medical cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit sharing arrangements, and risk adjustment provisions and requirements;

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MOH Reports Second Quarter 2018 Results

July 31, 2018

•
the Company’s estimates of amounts owed for such cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit-sharing arrangements, and risk adjustment provisions;

•
the Medicaid expansion medical cost corridors in California, New Mexico, and Washington, and any other retroactive adjustment to revenue where methodologies and procedures are subject to interpretation or dependent upon information about the health status of participants other than Molina members;

•
the interpretation and implementation of at-risk premium rules and state contract performance requirements regarding the achievement of certain quality measures, and the Company’s ability to recognize revenue amounts associated therewith;

•	cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;

•	the success of the Company’s health plan in Puerto Rico, including the resolution of the debt crisis and the effect of the PROMESA law, and the impact of any future significant weather events;

•	the success and renewal of the Company’s duals demonstration programs in California, Illinois, Michigan, Ohio, South Carolina, and Texas;

•	the accurate estimation of incurred but not reported or paid medical costs across the Company’s health plans;

•	efforts by states to recoup previously paid and recognized premium amounts;

•	complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;

•	government audits and reviews, or potential investigations, and any fine, sanction, enrollment freeze, monitoring program, or premium recovery that may result therefrom;

•	changes with respect to the Company’s provider contracts and the loss of providers;

•	approval by state regulators of dividends and distributions by the Company’s health plan subsidiaries;

•	changes in funding under the Company’s contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

•	the favorable resolution of litigation, arbitration, or administrative proceedings, including litigation involving the ACA to which we ourselves are not a direct party;

•	the relatively small number of states in which we operate health plans, including the greater scale and revenues of the Company’s California, Ohio, Texas, and Washington health plans;

•
the availability of adequate financing on acceptable terms to fund and capitalize the Company’s expansion and growth, repay the Company’s outstanding indebtedness at maturity and meet its liquidity needs, including the interest expense and other costs associated with such financing;

•	the Company’s failure to comply with the financial or other covenants in its credit agreements or the indentures governing its outstanding notes;

•	the sufficiency of the Company’s funds on hand to pay the amounts due upon conversion or maturity of its outstanding notes;

•	the failure of a state in which we operate to renew its federal Medicaid waiver;

•	changes generally affecting the managed care or Medicaid management information systems industries;

•	increases in government surcharges, taxes, and assessments, including but not limited to the deductibility of certain compensation costs;

•	newly emergent viruses or widespread epidemics, public catastrophes or terrorist attacks, and associated public alarm;

•	the unexpected loss of the leadership of one or more of our senior executives;

•	increasing competition and consolidation in the Medicaid industry;

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MOH Reports Second Quarter 2018 Results

July 31, 2018

and numerous other risk factors, including those discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of July 31, 2018, and the Company disclaims any obligation to update any forward-looking statements to conform the statement to actual results or changes in its expectations.

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollar amounts in millions, except per-share amounts)
Revenue:
Premium revenue	$4,514	$4,740	$8,837	$9,388
Service revenue	127	129	261	260
Premium tax revenue	106	114	210	225
Health insurer fees reimbursed	104	—	165	—
Investment income and other revenue	32	16	56	30
Total revenue	4,883	4,999	9,529	9,903
Operating expenses:
Medical care costs	3,850	4,491	7,572	8,602
Cost of service revenue	118	124	238	246
General and administrative expenses	335	405	687	844
Premium tax expenses	106	114	210	225
Health insurer fees	99	—	174	—
Depreciation and amortization	25	37	51	76
Impairment losses	—	72	—	72
Restructuring and separation costs	8	43	33	43
Total operating expenses	4,541	5,286	8,965	10,108
Operating income (loss)	342	(287)	564	(205)
Other expenses (income), net:
Interest expense	32	27	65	53
Other expense (income), net	5	—	15	(75)
Total other expenses (income), net	37	27	80	(22)
Income (loss) before income tax expense (benefit)	305	(314)	484	(183)
Income tax expense (benefit)	103	(84)	175	(30)
Net income (loss)	$202	$(230)	$309	$(153)

Net income (loss) per diluted share	$3.02	$(4.10)	$4.68	$(2.74)

Diluted weighted average shares outstanding	66.7	56.2	66.0	56.1

Operating Statistics:
Medical care ratio	85.3%	94.8%	85.7%	91.6%
G&A ratio	6.9%	8.1%	7.2%	8.5%
Premium tax ratio	2.3%	2.4%	2.3%	2.3%
Effective income tax rate	33.8%	26.8%	36.2%	16.0%
Net profit (loss) margin	4.1%	(4.6)%	3.2%	(1.5)%

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2018	2017
	(In millions, except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$3,392	$3,186
Investments	2,176	2,524
Restricted investments	80	169
Receivables	1,148	871
Prepaid expenses and other current assets	344	239
Derivative asset	657	522
Assets held for sale	230	—
Total current assets	8,027	7,511
Property, equipment, and capitalized software, net	276	342
Goodwill and intangible assets, net	201	255
Restricted investments	117	119
Deferred income taxes	114	103
Other assets	28	141
	$8,763	$8,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,920	$2,192
Amounts due government agencies	1,746	1,542
Accounts payable and accrued liabilities	754	366
Deferred revenue	193	282
Current portion of long-term debt	484	653
Derivative liability	657	522
Liabilities held for sale	66	—
Total current liabilities	5,820	5,557
Long-term debt	1,019	1,318
Lease financing obligations	198	198
Other long-term liabilities	68	61
Total liabilities	7,105	7,134
Stockholders’ equity:
Common stock, $0.001 par value, 150 shares authorized; outstanding: 62 shares at June 30, 2018 and 60 shares at December 31, 2017	—	—
Preferred stock, $0.001 par value; 20 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	1,055	1,044
Accumulated other comprehensive loss	(11)	(5)
Retained earnings	614	298
Total stockholders’ equity	1,658	1,337
	$8,763	$8,471

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(In millions)
Operating activities:
Net income (loss)	$202	$(230)	$309	$(153)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	36	47	73	96
Impairment losses	—	72	—	72
Deferred income taxes	—	(36)	(6)	(41)
Share-based compensation	7	29	13	35
Non-cash restructuring costs	—	—	17	—
Amortization of convertible senior notes and lease financing obligations	6	8	13	16
Loss on debt extinguishment	5	—	15	—
Other, net	2	4	4	7
Changes in operating assets and liabilities:
Receivables	(232)	—	(315)	(32)
Prepaid expenses and other current assets	58	(26)	(181)	(38)
Medical claims and benefits payable	(104)	151	(267)	148
Amounts due government agencies	33	269	205	642
Accounts payable and accrued liabilities	30	(68)	349	(18)
Deferred revenue	(172)	(178)	(42)	(32)
Income taxes	49	(89)	127	(30)
Net cash (used in) provided by operating activities	(80)	(47)	314	672
Investing activities:
Purchases of investments	(525)	(903)	(914)	(1,636)
Proceeds from sales and maturities of investments	792	441	1,335	874
Purchases of property, equipment, and capitalized software	(10)	(34)	(14)	(60)
Other, net	(4)	(13)	(9)	(24)
Net cash provided by (used in) investing activities	253	(509)	398	(846)
Financing activities:
Repayment of credit facility	(300)	—	(300)	—
Repayment of 1.125% Convertible Notes	(89)	—	(89)	—
Cash paid for partial settlement of 1.125% Conversion Option	(134)	—	(134)	—
Cash received for partial termination of 1.125% Call Option	134	—	134	—
Cash paid for partial termination of 1.125% Warrants	(113)	—	(113)	—
Proceeds from senior notes offerings, net of issuance costs	—	325	—	325
Other, net	4	9	(1)	8
Net cash (used in) provided by financing activities	(498)	334	(503)	333
Net (decrease) increase in cash, cash equivalents, and restricted cash and cash equivalents	(325)	(222)	209	159
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	3,824	3,293	3,290	2,912
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$3,499	$3,071	$3,499	$3,071

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP

	June 30,	December 31,	June 30,
	2018	2017	2017
Ending Membership by Program:
Temporary Assistance for Needy Families (TANF) and Children’s Health Insurance Program (CHIP)	2,464,000	2,457,000	2,517,000
Medicaid Expansion	675,000	668,000	678,000
Aged, Blind or Disabled (ABD)	415,000	412,000	408,000
Total Medicaid	3,554,000	3,537,000	3,603,000
Medicare-Medicaid Plan (MMP) - Integrated	55,000	57,000	54,000
Medicare Special Needs Plans	45,000	44,000	44,000
Total Medicare	100,000	101,000	98,000
Total Medicaid and Medicare	3,654,000	3,638,000	3,701,000
Marketplace	409,000	815,000	949,000
	4,063,000	4,453,000	4,650,000

Ending Membership by Health Plan:
California	639,000	746,000	766,000
Florida	398,000	625,000	672,000
Illinois	219,000	165,000	163,000
Michigan	397,000	398,000	414,000
New Mexico	241,000	253,000	266,000
Ohio	320,000	327,000	351,000
Puerto Rico	326,000	314,000	322,000
South Carolina	114,000	116,000	112,000
Texas	450,000	430,000	465,000
Washington	776,000	777,000	788,000
Other (1)	183,000	302,000	331,000
	4,063,000	4,453,000	4,650,000
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(1)	“Other” includes the Idaho, New York, Utah and Wisconsin health plans, which are not individually significant to our consolidated operating results.

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended June 30, 2018
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	7.5	$1,393	$186.18	$1,205	$161.13	86.5%	$188
Medicaid Expansion	2.1	761	372.04	676	330.83	88.9	85
ABD	1.3	1,288	1,033.34	1,209	969.27	93.8	79
Total Medicaid	10.9	3,442	319.52	3,090	286.89	89.8	352
MMP	0.1	367	2,224.30	313	1,893.91	85.1	54
Medicare	0.2	157	1,168.40	133	989.33	84.7	24
Total Medicare	0.3	524	1,751.49	446	1,488.85	85.0	78
Total Medicaid and Medicare	11.2	3,966	358.23	3,536	319.37	89.2	430
Marketplace	1.2	548	440.93	314	253.04	57.4	234
	12.4	$4,514	$366.57	$3,850	$312.68	85.3%	$664

	Three Months Ended June 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	7.6	$1,391	$182.47	$1,315	$172.48	94.5%	$76
Medicaid Expansion	2.1	786	383.07	689	335.26	87.5	97
ABD	1.2	1,285	1,053.89	1,245	1,020.85	96.9	40
Total Medicaid	10.9	3,462	317.79	3,249	298.10	93.8	213
MMP	0.1	361	2,217.44	333	2,050.20	92.5	28
Medicare	0.2	148	1,126.14	126	963.34	85.5	22
Total Medicare	0.3	509	1,730.91	459	1,565.65	90.5	50
Total Medicaid and Medicare	11.2	3,971	354.87	3,708	331.36	93.4	263
Marketplace	2.8	769	267.37	783	272.37	101.9	(14)
	14.0	$4,740	$336.98	$4,491	$319.29	94.8%	$249
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(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Six Months Ended June 30, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	14.9	$2,766	$185.66	$2,477	$166.32	89.6%	$289
Medicaid Expansion	4.1	1,513	372.39	1,317	324.19	87.1	196
ABD	2.5	2,542	1,023.83	2,364	951.99	93.0	178
Total Medicaid	21.5	6,821	318.11	6,158	287.22	90.3	663
MMP	0.3	724	2,180.86	618	1,858.87	85.2	106
Medicare	0.3	314	1,178.58	264	992.05	84.2	50
Total Medicare	0.6	1,038	1,735.05	882	1,473.30	84.9	156
Total Medicaid and Medicare	22.1	7,859	356.59	7,040	319.43	89.6	819
Marketplace	2.6	978	373.67	532	203.34	54.4	446
	24.7	$8,837	$358.40	$7,572	$307.11	85.7%	$1,265

	Six Months Ended June 30, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	15.3	$2,793	$182.58	$2,619	$171.25	93.8%	$174
Medicaid Expansion	4.1	1,603	390.88	1,378	335.88	85.9	225
ABD	2.4	2,481	1,030.68	2,375	986.54	95.7	106
Total Medicaid	21.8	6,877	315.39	6,372	292.22	92.7	505
MMP	0.3	705	2,152.75	640	1,954.15	90.8	65
Medicare	0.3	286	1,097.36	243	933.20	85.0	43
Total Medicare	0.6	991	1,685.72	883	1,502.36	89.1	108
Total Medicaid and Medicare	22.4	7,868	351.35	7,255	323.98	92.2	613
Marketplace	5.7	1,520	264.77	1,347	234.62	88.6	173
	28.1	$9,388	$333.68	$8,602	$305.74	91.6%	$786

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—
MEDICAID AND MEDICARE
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended June 30, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	1.8	$517	$289.80	$441	$247.36	85.4%	$76
Florida	1.2	377	353.81	362	339.31	95.9	15
Illinois	0.6	203	311.60	170	261.59	84.0	33
Michigan	1.2	388	342.45	331	292.20	85.3	57
New Mexico	0.7	313	469.88	290	435.36	92.7	23
Ohio	1.0	535	571.08	482	514.57	90.1	53
Puerto Rico	0.9	184	188.26	165	168.20	89.3	19
South Carolina	0.4	123	350.22	107	304.20	86.9	16
Texas	0.7	576	835.66	510	740.55	88.6	66
Washington	2.2	571	252.61	526	232.49	92.0	45
Other (1)	0.5	179	322.99	152	274.59	85.0	27
	11.2	$3,966	$358.23	$3,536	$319.37	89.2%	$430

	Three Months Ended June 30, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	1.9	$598	$318.89	$539	$287.36	90.1%	$59
Florida	1.1	380	347.20	370	337.92	97.3	10
Illinois	0.5	149	289.51	174	336.76	116.3	(25)
Michigan	1.1	390	333.26	358	305.40	91.6	32
New Mexico	0.8	321	443.13	311	428.58	96.7	10
Ohio	1.0	529	536.90	489	496.41	92.5	40
Puerto Rico	0.9	179	184.28	189	194.42	105.5	(10)
South Carolina	0.4	111	326.57	102	304.14	93.1	9
Texas	0.7	524	752.01	473	679.43	90.3	51
Washington	2.2	618	276.90	546	244.58	88.3	72
Other (1)	0.6	172	294.15	157	268.91	91.4	15
	11.2	$3,971	$354.87	$3,708	$331.36	93.4%	$263
__________________

(1)	“Other” includes the Idaho, New York, Utah and Wisconsin health plans, which are not individually significant to our consolidated operating results.

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—
MEDICAID AND MEDICARE
(In millions, except percentages and per-member per-month amounts)

	Six Months Ended June 30, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	3.6	$1,011	$281.14	$853	$237.26	84.4%	$158
Florida	2.2	759	352.68	707	328.26	93.1	52
Illinois	1.1	344	305.94	292	259.87	84.9	52
Michigan	2.3	764	339.56	662	294.19	86.6	102
New Mexico	1.4	632	468.00	600	444.44	95.0	32
Ohio	1.9	1,086	573.87	942	497.75	86.7	144
Puerto Rico	1.9	370	190.68	339	174.74	91.6	31
South Carolina	0.7	245	349.15	211	300.87	86.2	34
Texas	1.4	1,138	822.72	1,029	744.05	90.4	109
Washington	4.5	1,155	254.64	1,100	242.48	95.2	55
Other	1.1	355	318.94	305	273.97	85.9	50
	22.1	$7,859	$356.59	$7,040	$319.43	89.6%	$819

	Six Months Ended June 30, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	3.7	$1,170	$313.76	$1,023	$274.42	87.5%	$147
Florida	2.2	744	343.29	722	333.23	97.1	22
Illinois	1.1	310	282.66	354	322.63	114.1	(44)
Michigan	2.3	772	330.34	690	295.02	89.3	82
New Mexico	1.5	629	432.98	610	419.65	96.9	19
Ohio	2.0	1,049	532.35	951	482.73	90.7	98
Puerto Rico	1.9	362	185.40	354	181.24	97.8	8
South Carolina	0.7	216	321.85	200	298.79	92.8	16
Texas	1.4	1,051	751.94	962	687.96	91.5	89
Washington	4.4	1,223	275.05	1,081	243.18	88.4	142
Other	1.2	342	291.93	308	262.97	90.1	34
	22.4	$7,868	$351.35	$7,255	$323.98	92.2%	$613

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—MARKETPLACE
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended June 30, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	0.2	$73	$426.16	$21	$117.92	27.7%	$52
Florida	0.1	100	698.31	38	269.86	38.6	62
Michigan	—	15	288.67	7	146.97	50.9	8
New Mexico	—	31	418.82	18	247.06	59.0	13
Ohio	—	31	518.64	23	381.46	73.6	8
Texas	0.7	222	330.12	160	238.72	72.3	62
Washington	0.2	56	787.80	41	572.48	72.7	15
Other (1)	—	20	NM	6	NM	NM	14
	1.2	$548	$440.93	$314	$253.04	57.4%	$234

	Three Months Ended June 30, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	0.5	$81	$186.90	$67	$154.23	82.5%	$14
Florida	0.9	269	284.60	317	336.78	118.3	(48)
Michigan	0.1	16	204.15	10	135.89	66.6	6
New Mexico	—	31	367.98	23	266.91	72.5	8
Ohio	—	24	377.94	27	404.20	106.9	(3)
Texas	0.7	177	247.49	129	180.92	73.1	48
Washington	0.2	44	317.42	49	359.87	113.4	(5)
Other (1)	0.4	127	304.00	161	383.02	126.0	(34)
	2.8	$769	$267.37	$783	$272.37	101.9%	$(14)
__________________

(1)
“Other” includes the Utah and Wisconsin health plans, which are not individually significant to our consolidated operating results. We terminated Marketplace operations at these plans effective January 1, 2018, so the ratios for 2018 periods are not meaningful (NM).

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—MARKETPLACE
(In millions, except percentages and per-member per-month amounts)

	Six Months Ended June 30, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	0.4	$122	$334.47	$52	$141.73	42.4%	$70
Florida	0.3	145	468.36	22	73.13	15.6	123
Michigan	0.1	28	254.69	16	145.49	57.1	12
New Mexico	0.1	65	429.19	37	246.77	57.5	28
Ohio	0.1	57	458.48	40	319.53	69.7	17
Texas	1.4	451	318.93	306	216.83	68.0	145
Washington	0.2	95	653.89	71	486.90	74.5	24
Other	—	15	NM	(12)	NM	NM	27
	2.6	$978	$373.67	$532	$203.34	54.4%	$446

	Six Months Ended June 30, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	0.9	$153	$185.68	$93	$112.20	60.4%	$60
Florida	1.9	561	288.81	523	269.48	93.3	38
Michigan	0.2	27	177.12	17	116.21	65.6	10
New Mexico	0.1	53	317.10	42	249.90	78.8	11
Ohio	0.1	45	356.20	44	339.26	95.2	1
Texas	1.4	334	235.07	242	171.07	72.8	92
Washington	0.3	81	310.26	95	362.78	116.9	(14)
Other	0.8	266	313.77	291	342.88	109.3	(25)
	5.7	$1,520	$264.77	$1,347	$234.62	88.6%	$173

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—TOTAL
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended June 30, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	2.0	$590	$301.73	$462	$236.04	78.2%	$128
Florida	1.3	477	394.38	400	331.13	84.0	77
Illinois	0.6	203	311.60	170	261.59	84.0	33
Michigan	1.2	403	340.08	338	285.78	84.0	65
New Mexico	0.7	344	464.90	308	416.99	89.7	36
Ohio	1.0	566	567.96	505	506.66	89.2	61
Puerto Rico	0.9	184	188.26	165	168.20	89.3	19
South Carolina	0.4	123	350.22	107	304.20	86.9	16
Texas	1.4	798	585.50	670	492.23	84.1	128
Washington	2.4	627	268.84	567	242.80	90.3	60
Other (1)	0.5	199	360.90	158	285.65	79.1	41
	12.4	$4,514	$366.57	$3,850	$312.68	85.3%	$664

	Three Months Ended June 30, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	2.4	$679	$294.09	$606	$262.34	89.2%	$73
Florida	2.0	649	318.21	687	337.39	106.0	(38)
Illinois	0.5	149	289.51	174	336.76	116.3	(25)
Michigan	1.2	406	325.38	368	295.06	90.7	38
New Mexico	0.8	352	435.34	334	411.83	94.6	18
Ohio	1.0	553	527.14	516	490.75	93.1	37
Puerto Rico	0.9	179	184.28	189	194.42	105.5	(10)
South Carolina	0.4	111	326.57	102	304.14	93.1	9
Texas	1.4	701	495.93	602	426.41	86.0	99
Washington	2.4	662	279.21	595	251.16	90.0	67
Other (1)	1.0	299	298.29	318	316.89	106.2	(19)
	14.0	$4,740	$336.98	$4,491	$319.29	94.8%	$249
__________________

(1)	“Other” includes the Idaho, New York, Utah and Wisconsin health plans, which are not individually significant to our consolidated operating results.

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—TOTAL
(In millions, except percentages and per-member per-month amounts)

	Six Months Ended June 30, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	4.0	$1,133	$286.07	$905	$228.44	79.9%	$228
Florida	2.5	904	367.18	729	296.29	80.7	175
Illinois	1.1	344	305.94	292	259.87	84.9	52
Michigan	2.4	792	335.59	678	287.23	85.6	114
New Mexico	1.5	697	464.11	637	424.58	91.5	60
Ohio	2.0	1,143	566.77	982	486.79	85.9	161
Puerto Rico	1.9	370	190.68	339	174.74	91.6	31
South Carolina	0.7	245	349.15	211	300.87	86.2	34
Texas	2.8	1,589	567.95	1,335	477.43	84.1	254
Washington	4.7	1,250	267.01	1,171	250.05	93.6	79
Other	1.1	370	333.35	293	263.24	79.0	77
	24.7	$8,837	$358.40	$7,572	$307.11	85.7%	$1,265

	Six Months Ended June 30, 2017
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	4.6	$1,323	$290.56	$1,116	$245.02	84.3%	$207
Florida	4.1	1,305	317.53	1,245	303.09	95.5	60
Illinois	1.1	310	282.66	354	322.63	114.1	(44)
Michigan	2.5	799	321.10	707	284.24	88.5	92
New Mexico	1.6	682	421.11	652	402.27	95.5	30
Ohio	2.1	1,094	521.57	995	473.95	90.9	99
Puerto Rico	1.9	362	185.40	354	181.24	97.8	8
South Carolina	0.7	216	321.85	200	298.79	92.8	16
Texas	2.8	1,385	491.46	1,204	427.48	87.0	181
Washington	4.7	1,304	276.99	1,176	249.79	90.2	128
Other	2.0	608	301.11	599	296.58	98.5	9
	28.1	$9,388	$333.68	$8,602	$305.74	91.6%	$786

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

The following tables provide the details of our medical care costs for the periods indicated:

	Three Months Ended June 30,
	2018			2017
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,861	$232.40	74.4%	$3,348	$238.04	74.5%
Pharmacy	567	46.05	14.7	650	46.23	14.5
Capitation	282	22.89	7.3	356	25.29	7.9
Other	140	11.34	3.6	137	9.73	3.1
	$3,850	$312.68	100.0%	$4,491	$319.29	100.0%

	Six Months Ended June 30,
	2018			2017
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$5,606	$227.38	74.1%	$6,434	$228.68	74.8%
Pharmacy	1,150	46.66	15.2	1,266	45.00	14.7
Capitation	594	24.09	7.8	680	24.17	7.9
Other	222	8.98	2.9	222	7.89	2.6
	$7,572	$307.11	100.0%	$8,602	$305.74	100.0%
The following table provides the details of our medical claims and benefits payable as of the dates indicated:

	June 30,	December 31,
	2018	2017
Fee-for-service claims incurred but not paid (IBNP)	$1,510	$1,717
Pharmacy payable	116	112
Capitation payable	49	67
Other (1)	245	296
	$1,920	$2,192
______________________

(1)
“Other” medical claims and benefits payable include amounts payable to certain providers for which we act as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact our consolidated statements of operations. As of June 30, 2018 and December 31, 2017, we had recorded non-risk provider payables of approximately $158 million and $122 million, respectively.

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions, except per-member amounts)

Our claims liability includes a provision for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. Our reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which our original estimate of claims and benefits payable at the beginning of the period was (more) less than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31, 2017
	2018	2017
Medical claims and benefits payable, beginning balance	$2,192	$1,929	$1,929
Components of medical care costs related to:
Current period	7,794	8,633	17,037
Prior period (1)	(222)	(31)	36
Total medical care costs	7,572	8,602	17,073

Change in non-risk provider payables	56	(114)	(106)
Payments for medical care costs related to:
Current period	6,248	6,883	15,130
Prior period	1,652	1,457	1,574
Total paid	7,900	8,340	16,704
Medical claims and benefits payable, ending balance	$1,920	$2,077	$2,192

Days in claims payable, fee for service (2)	49	46	54
______________________

(1)	Excludes the 2018 benefit of the 2017 Marketplace CSR reimbursement.

(2)
Claims payable includes primarily IBNP. It also includes certain fee-for-service payables reported in “Other” medical claims and benefits payable amounting to $33 million, $157 million and $99 million, as of June 30, 2018, 2017 and December 31, 2017, respectively.

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED SUMMARY OF SIGNIFICANT ITEMS AFFECTING SECOND QUARTER AND
YEAR-TO-DATE FINANCIAL RESULTS
(In millions, except per diluted share amounts)

The table below summarizes the impact of certain items significant to our financial performance in the periods presented. The individual items presented below increase (decrease) income before income tax expense.

	Three Months Ended June 30, 2018		Six Months Ended June 30, 2018
	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)

Marketplace risk adjustment, for 2017 dates of service	$79	$0.92	$56	$0.66
Marketplace CSR subsidies, for 2017 dates of service	6	0.07	76	0.90
Restructuring costs	(8)	(0.10)	(33)	(0.39)
Loss on debt extinguishment	(5)	(0.06)	(15)	(0.21)
	$72	$0.83	$84	$0.96

(1)	Except for certain items that are not deductible for tax purposes, per diluted share amounts are generally calculated at the statutory income tax rate of 22%.

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES

We use non-generally accepted accounting principles, or non-GAAP, financial measures as supplemental metrics in evaluating our financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing our performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures. See further information regarding non-GAAP measures below the tables (in millions, except per diluted share amounts).

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income (loss)	$202	$(230)	$309	$(153)
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	33	44	67	90
Interest expense	32	27	65	53
Income tax expense (benefit)	103	(84)	175	(30)
EBITDA	$370	$(243)	$616	$(40)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss)	$202	$3.02	$(230)	$(4.10)	$309	$4.68	$(153)	$(2.74)
Adjustment:
Amortization of intangible assets	5	0.08	8	0.14	10	0.16	17	0.30
Income tax effect (1)	(1)	(0.02)	(3)	(0.05)	(2)	(0.04)	(6)	(0.11)
Amortization of intangible assets, net of tax effect	4	0.06	5	0.09	8	0.12	11	0.19
Adjusted net income (loss)	$206	$3.08	$(225)	$(4.01)	$317	$4.80	$(142)	$(2.55)
________________________

(1)	Income tax effect of adjustments calculated at the blended federal and state statutory tax rate of 22% and 37% for 2018 and 2017, respectively.

The following are descriptions of the adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release:
Earnings before interest, taxes, depreciation and amortization (EBITDA): Net income (loss) (GAAP) less depreciation, and amortization of intangible assets and capitalized software, interest expense and income tax expense. We believe that EBITDA is helpful in assessing our ability to meet the cash demands of our operating units.
Adjusted net income: Net income (loss) (GAAP) less amortization of intangible assets, net of income tax effect calculated at the statutory tax rate. We believe that adjusted net income (loss) is helpful in assessing our financial performance exclusive of the non-cash impact of the amortization of purchased intangibles.
Adjusted net income per diluted share: Adjusted net income (loss) divided by weighted average common shares outstanding on a fully diluted basis.

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MOH Reports Second Quarter 2018 Results

July 31, 2018

MOLINA HEALTHCARE, INC.
2018 REVISED GUIDANCE

Reconciliation of Non-GAAP Financial Measures
(in millions, except per-share amounts)

	Low End	High End
Net income	$471	$484
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	125	125
Interest expense	115	115
Income tax expense	257	261
EBITDA	$968	$985

	Low End		High End
	Amount	Per share (2)	Amount	Per share (2)
Net income	$471	$7.15	$484	$7.35
Adjustments:
Amortization of intangible assets	21	0.32	21	0.32
Income tax effect (1)	(5)	(0.08)	(5)	(0.08)
Amortization of intangible assets, net of tax effect	16	0.24	16	0.24
Adjusted net income	$487	$7.39	$500	$7.59
________________________

(1)	Income tax effect calculated at the statutory tax rate of 22%.

(2)	Computation assumes 65.9 million diluted weighted average shares outstanding.

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